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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF NEXTEL PARTNERS, INC.


Nextel Partners Operating Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners, Inc.)

Nextel WIP Lease Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

Nextel Partners of Upstate New York, Inc., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

NPCR, Inc., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

NPFC, Inc., a Nevada corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

Nextel WIP License Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

Nextel Partners Equipment Corp., a Nevada corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

Nextel WIP Expansion Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)

Nextel WIP Expansion Two Corp., a Delaware corporation (a wholly owned subsidiary of Nextel Partners Operating Corp.)